UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2013

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    Appointment of Principal Financial Officer
On July 10, 2013, CHS Inc. (the “Company”) issued a press release announcing that Timothy Skidmore (“Skidmore”) has accepted the position of Executive Vice President and Chief Financial Officer effective August 19, 2013. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein. Skidmore's appointment was approved by the Company's Board of Directors on July 10, 2013. Skidmore will replace the current Chief Financial Officer, David A. Kastelic, who has agreed to remain with the Company to assist in the transition of responsibilities until September 3, 2013, when he will effectively retire from the Company. In this role, Skidmore will serve as the Company's principal financial officer for Securities and Exchange Commission (“SEC”) reporting purposes.

Skidmore, 52, joined the Campbell Soup Company as Assistant Treasurer in 2001and since that time has held numerous leadership positions with the Campbell Soup Company in finance. Since March 2012, Skidmore has held the position of the Vice President, Financial Planning &Analysis for the Campbell Soup Company based in Camden, N.J., where he led financial planning and reporting for the Campbell Soup Company. Prior to that position, he was the Chief Financial Officer from January, 2011 until March, 2012 for Campbell North America, the largest operating division of Campbell Soup. From December 2008 through December 2010, Skidmore was the Chief Financial Officer for the Campbell USA business unit, where he managed the financial performance for all retail soup, sauce and beverages brands in the USA. Prior to joining the Campbell Soup Company, Skidmore spent 15 years at DuPont Co., where he held a variety of financial leadership positions, including leading DuPont's finance function across Asia Pacific. Skidmore began his career at Conoco Philips.

Skidmore's compensation is set forth in a Term Sheet executed by the Company and Skidmore, dated June 25, 2013 (the “Term Sheet”), and will include an annual salary of $450,000. He will also be eligible to participate in the following Company plans, in each case subject to the terms and conditions of such plan: Annual Variable Pay, Long-Term Incentive Plan, Deferred Compensation Plan, and Supplemental Executive Retirement Plan. Each of the foregoing plans is generally described in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2012. For purposes of the Annual Variable Pay Plan, Skidmore's incentive period will commence September 1, 2013 (the first day of the Company's 2014 fiscal year) and his individual award will be weighted 70% based on the Company's return on equity goals and 30% based on his principal accountabilities and individual goals. For purposes of the Long-Term Incentive Plan, Skidmore will be eligible for an award based on the 2012-2014 performance period, without proration based on his start date, with a target award equal to 70% of his three-year average salary and a maximum award equal to 140% of his three-year average salary. Skidmore will also receive certain lump sum payments intended to replace some of the benefits he forfeited upon leaving his prior employer as follows: (a) to replace forfeited unvested restricted stock: (i) $180,000 within 30 days of start date; (ii) $180,000 within 30 days after the first anniversary of start date; and (iii) $180,000 within 30 days after the second anniversary of the start date; and (b) to replace forfeited annual incentive: (i) $55,163 within 30 days of start date; (ii) $55,163 within 30 days of first anniversary of start date; and (iii) $55,163 within 30 days after second anniversary of the start date.

The foregoing description of the compensation terms set forth in the Term Sheet is not complete and is qualified in its entirety by reference to the Term Sheet, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are also no familial relationships or related party transactions requiring disclosure under Item 401(d) or Item 404(a), respectively, of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

10.1    Term Sheet dated June 25, 2013

99.1    CHS Inc. Press Release dated July 10, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

July 10, 2013	By:	/s/ Carl M. Casale

Name: Carl M. Casale
Title: President and Chief Executive Officer